"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."

                                 AMENDMENT TO
                 IPA MEDICARE SHARED RISK SERVICES AGREEMENT

     The undersigned parties to the PacifiCare IPA Medicare Shared Risk Services Agreement between PacifiCare of California ("PacifiCare") and Santa Ana - Tustin Physicians' Group ("IPA") do hereby amend said Agreement as follows:

1. Paragraph 1.19 "MONTHLY HCFA PAYMENT" is amended in full to read as follows:

     1.19 MONTHLY HCFA PAYMENT - is the revenue received by PacifiCare each month from HCFA, as determined by HCFA, for the Medical and hospital Services each Subscriber is to be provided minus any Benefit Withhold.

2.   Paragraph 1.34 "BENEFIT WITHHOLD" is added to read as follows:

     1.34 BENEFIT WITHHOLD - is the portion of the HCFA revenue received and retained by PacifiCare each month as outlined in Paragraph 5.01, which is earmarked for provision of benefits to Subscribers which are offered in addition to Medical Services and Hospital Services.

3.   Paragraph 5.01 is amended in full to read as follows:

     5.01 COMPENSATION

               A.   BENEFIT WITHHOLD

               PacifiCare shall retain [ ** ] of the revenue received each month from HCFA to fund the following Subscriber benefits. These benefits are outlined more specifically in the Secure Horizons Medical and Hospital Subscriber Agreement (see Attachment C).

               1)  Outpatient prescription drugs
               2)  Acute hospital days greater than 150/year
               3)  Respite Care
               4)  Immunosuppressive drugs
               5)  Mammography (see Section E below)

               IPA shall be given the opportunity to share in any savings which may be present in the Benefit Withhold fund through the Benefit Withhold Incentive Program as outline in Attachment E.

               B.   MONTHLY HCFA PAYMENT

          [ ** ] of the Monthly HCFA Payment and LESS [ ** ] of the Monthly HCFA Payment as payment for the premium for Individual Stop Loss coverage. The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased to reflect increases or decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments to reflect adjustments made by HCFA, if any.

     PacifiCare shall provide IPA appropriate documentation in support of the actual Capitation Payment made. Should IPA desire additional billing information, PacifiCare shall make available for inspection other mutually agreed upon documents, upon thirty (30) days prior written notice from IPA. IPA shall have the right to reasonably audit PacifiCare's books and records directly relating only to IPA's Capitation Payment determinations upon thirty
(30) days prior written notice at IPA's sole expense.

          C.   SUBSCRIBER PREMIUM (if applicable)

          IPA shall receive [ ** ] per Subscriber per month as payment of the IPA's portion of the Member Premium.

          D.   RETIREE SUBSCRIBER COMPENSATION

          IPA shall receive an additional per month payment from PacifiCare for certain Retiree Subscribers whose benefit plans permit a lesser Copayment. This additional amount shall be determined by PacifiCare based on the number of Retiree Subscribers enrolled each month in each of the Copayment categories set forth below.


                   Copayment Paid                        Monthly Payment
                By Retiree Subscriber                 Per Retiree Subscriber
                ---------------------                 ----------------------
                       $  0                                  $  [  **  ]
                       $  1                                  $  [  **  ]
                       $  2                                  $  [  **  ]
                       $  3                                  $  [  **  ]
                       $  4                                  $  [  **  ]
                       $  5                                     [  **  ]


          E.   MAMMOGRAPHY

          IPA shall receive [ ** ] for each screening and diagnostic mammography study performed above the 1987 PacifiCare-wide baseline, specific to the Secure Horizons program, for such studies. (This baseline equals 267 studies per 1,000 adult females.) The amount due to IPA shall be calculated based upon utilization data submitted by IPA and shall be paid within one hundred and fifty (150) days of the end of the current calendar year.

              F.   INSTITUTION-TO-INSTITUTION TRANSFERS

              IPA shall bill PacifiCare and PacifiCare shall pay for Medical Services provided to Subscribers who enroll with IPA through a transfer from another PacifiCare contracted-IPA and who are in a skilled nursing facility, acute care hospital, or are receiving any other type of acute institutional care at time of enrollment with IPA. Medical Services provided to such Subscribers shall be reimbursed under this special program until the Subscriber is discharged from the institutions noted above. If Subscriber is discharged from such institution to home with home health services being provided in-lieu of hospitalization, such home health services will be covered under this program as well. Reimbursement to IPA for these Medical Services shall be at the Cost of Care rates included in Attachment A4, but no greater than the ISL deductible per Subscriber during the Initial Term or any subsequent term of this Agreement.

              IPA shall batch these bills together and identify the bills as institution-to-institution prior to submitting bills to PacifiCare. Bills must be submitted to PacifiCare no later than sixty (60) days from the provision of Medical Services. Expenses for Medical Services identified as institution-to-institution and rendered from January 1, 1991 through December 31, 1991 only will be included in the institution-to-institution program. A final claim must be filed for such Medical Services by March 31, 1992 to be reimbursed under this institution-to-institution program.

4.  Attachment A "HOSPITAL SERVICES" is amended in full to read as follows:

    See Exhibit 1, attached hereto and incorporated herein by this reference.

5.  Attachment B "MEDICAL SERVICES", Section II (Medical Services
Exclusions), item (b) which read as noted below SHALL BE DELETED.

    b. Outpatient mental health visits in excess of twenty (20) visits per Subscriber year.

6. Attachment A5 "HOSPITAL INCENTIVE PROGRAM", Section (b) HOSPITAL SERVICES BUDGET shall be amended in full to read as follows:

    b.  HOSPITAL SERVICE BUDGET - The Hospital Services Budget shall equal
[ ** ] of the Monthly HCFA Payment for those Subscribers designating IPA as their Participating Medical Group, MINUS [ ** ] of such HCFA Payment in consideration of the Reinsurance program as set forth in subsection (c) (4) herein.

7. Attachment C "SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBER AGREEMENT" is amended in full as follows:

    See Exhibit 2, attached hereto and incorporated herein by this reference.

8. Attachment E "PHARMACY CONTROL PROGRAM" is deleted in full and shall be replaced with "BENEFIT WITHHOLD INCENTIVE PROGRAM" as follows:

    See Exhibit 4, attached hereto and incorporated herein by this reference.

The effective date of this Amendment shall be January 1, 1991.

By signing below, both parties hereto have executed and agreed to this Amendment.

PACIFICARE OF CALIFORNIA                     IPA
                                             SANTA ANA-TUSTIN PHYSICIANS
                                             GROUP, INC.

By: /s/ Kevin R. Mowll                       By: /s/ Melvin L. Reich
   ----------------------------------           -------------------------------
    Kevin R. Mowll, Vice President           Title: Pres.
                                                   ----------------------------

Date:    10/19/90                            Date:  10/28/90
     --------------------------------             -----------------------------

                                   EXHIBIT 1
                                 ATTACHMENT A

                              HOSPITAL SERVICES

    Hospital Services are authorized by IPA, are initially paid by PacifiCare and, except as otherwise indicated, are the financial responsibility of PacifiCare and IPA. A summary of most Hospital Services includes the following:

         1. INPATIENT HOSPITAL CARE - Medically Necessary inpatient hospital care, as defined by Medicare, but limited to a total of one hundred fifty (150) days per Subscriber per Year. Unlimited days of inpatient hospital care shall be provided to Subscribers, but PacifiCare shall be financially responsible for days in excess of one hundred fifty (150) days. Subscriber shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in fee-for-service rates shall be the responsibility of the Subscriber. A summary of inpatient care includes:

              a. Medical/Surgical Care, Intensive Care, Cardiac Care and other special care units (including Hospital Services associated with non-experimental transplants as defined by Medicare);

              b.   Inpatient psychiatric;

              c. Nursing Services, meals, drugs, medications (excluding take-home medications), blood transfusions;

              d.   Medical and Surgical supplies and appliances;

              e. Inpatient rehabilitation services, such as: inpatient physical, occupational and speech therapy;

              f.   Inpatient alcohol and drug treatment and rehabilitation.

         2. SKILLED NURSING - Medically Necessary Skilled Nursing Facility care, as defined by Medicare. Patients shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in the fee-for-service rates shall be the responsibility of the Subscriber. Skilled nursing facilities must be Medicare licensed and approved.

         3. HOSPITAL BASED PHYSICIAN SERVICE - All hospital based physician services where the physician provides the professional component of an inpatient hospital based service, the hospital outpatient surgery center service, or a free-standing surgery center service. The charges of an anesthesiologist are not included as a Hospital Service. (See paragraph 8 below in this Attachment A).

         4. TRANSPORTATION EXPENSES - Medicare approved ambulance services provided within the IPA Service Area for Subscribers. When a transfer of Subscriber from one facility to another is authorized by IPA or PacifiCare, the cost of such transfer shall be a Hospital service. The method of transfer shall be determined by IPA, but IPA shall coordinate all Subscriber transfers to or from Hospital with designated Hospital personnel. Also included are paramedic services in emergency cases in the IPA Service Area.

         5. EMERGENCY SERVICES IN THE IPA SERVICE AREA - IPA Service Area Emergency Services include emergency room charges and associated emergency room physician and ancillary charges, inpatient medical and other Medical Services which may not be delayed until facilities or physicians of the Hospital or IPA (or alternatives authorized by IPA) can be used without possible serious effects to the health of the Subscriber. Such services must be Medically Necessary Emergency Services.

         6. HOME HEALTH CARE - As determined to be Medically Necessary, as defined by Medicare and provided in lieu of hospitalization, as mutually agreed to by IPA, Hospital and PacifiCare, including any required DME and IV Therapy Services.

         7. HOSPICE CARE - Should be coordinated with Medicare for special reimbursement provisions.

         8. OUTPATIENT SURGERY - Facility, supply charges and the professional component of a hospital based physician service (as noted in paragraph 3 above) for outpatient surgery done either at Hospital or a free-standing surgery center.

         9. END STAGE RENAL DISEASE - Facility and professional charges for inpatient and outpatient dialysis services for Subscribers who are medically determined to have End Stage Renal Disease after enrollment in one of PacifiCare's health plans.

        10.   OTHER HOSPITAL SERVICES

              a. Devices surgically implanted during a hospital confinement or during an outpatient surgery performed at the Hospital outpatient surgery center or a free-standing surgery center.

              b. Treatment programs for outpatient substance abuse as defined by Medicare.

                 c. Appealed Services - Hospital Services denied by IPA and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Hospital Services which the Subscriber was entitled to have furnished under the PacifiCare Secure Horizons health care delivery system.

                 d.  Chemotherapy Drugs (inpatient and outpatient).

         11.  HOSPITAL SERVICES EXCLUDE THE FOLLOWING:

              a. Durable Medical Equipment, except as provided in paragraphs 6 and 10(a) above.
              b. Medical Services in the IPA Service Area as defined by Attachment B hereto.
              c. Outpatient prescription drugs, including immunosuppressive drugs.
              d. All out-of-IPA Service Area expenses, except those elective referrals as authorized by IPA. PacifiCare, in conjunction with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility.
              e. Vision materials (lenses and frames) except for those surgically implanted during cataract surgery.
              f.  Anesthesiology services (inpatient and outpatient).
              g. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare and IPA, in conformance with state and federal law.
              h. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or accidental injury.
              i.  Inpatient hospital care in excess of one hundred fifty
                  (150) days per Subscriber per Year except as provided in Paragraph 1 of this Attachment A.
              j. Skilled nursing care in excess of one hundred (100) days per Subscriber per Year.
              k.  Respite Care

                                   EXHIBIT 2

                                  AMENDMENT C

           SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBERS AGREEMENT


      Secure Horizons Medical and Hospital Subscriber Agreement is available upon request. A summary of the Schedule of Benefits is attached.

                                   EXHIBIT 4


                                 ATTACHMENT E

                       BENEFIT WITHHOLD INCENTIVE PROGRAM

      The purpose of the Benefit Withhold Incentive Program (BWIP) is to provide an incentive to the IPA to foster the efficient utilization of the Subscriber benefits outline in Attachment C, Section A "BENEFIT WITHHOLD", most particularly prescription drugs. The BWIP gives the IPA the ability to share in any savings when comparing actual utilization against the budgeted withhold amount.

      The budget will be set at [ ** ] of the monthly revenue received from HCFA for Subscribers who have designated IPA as their Participating Medical Group.

      Debited against this budget will be the actual expenses paid by PacifiCare for the earmarked benefits as outlined in Attachment C of those Subscribers who have designated IPA as their Participating Medical Group for the applicable month. The IPA will share [ ** ] of any savings in comparing the budget and actual expenses. PacifiCare shall provide, on a quarterly basis, utilization reports pertaining to the cost of prescriptions written on a physician specific basis. A final calculation and final payment will be made within one hundred fifty (150) days of the end of each Year.

      IPA agrees to participate in a generic drug substitution program and formulary program established by Pacificare's Quality Assurance Committee.